Exhibit 32.1

Certification of CEO and CFO

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of North American Palladium Ltd. (the “Issuer”) on Form 40-F for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William J. Biggar, as President and Chief Executive Officer of the Issuer, and Jeffrey A. Swinoga, as Vice-President, Finance and Chief Financial Officer of the Issuer, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

/s/ William J. Biggar
By:	William J. Biggar
Title:	President and Chief Executive Officer
Dated:	March 30, 2012

/s/ Jeffrey A. Swinoga
By:	Jeffrey A. Swinoga
Title:	Vice-President, Finance and Chief Financial Officer
Dated:	March 30, 2012

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Issuer for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.